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                     [LETTERHEAD of DELOITTE & TOUCHE LLP]

CONSENT OF INDEPENDENT AUDITORS


PIMCO Funds: Equity Advisors Series (formerly PIMCO Advisors Institutional
Funds):

We hereby consent to the use in this Post-Effective Amendment No. 21 under the Securities Act of 1933 and Amendment No. 23 under the Investment Company Act of 1940 to Registration Statement No. 33-36528 on Form N-1A of our report dated December 15, 1995, related to PIMCO Funds: Equity Advisors Series appearing in the financial statements which are incorporated by reference; to the references to us under the heading "Financial Highlights" appearing in each of the prospectuses of PIMCO Funds: Equity Advisors Series and respective portfolios listed below:

   PIMCO Funds: Equity Advisors Series - NFJ Equity Income Fund
   PIMCO Funds: Equity Advisors Series - NFJ Diversified Low P/E Fund
   PIMCO Funds: Equity Advisors Series - NFJ Small Cap Value Fund
   PIMCO Funds: Equity Advisors Series - Cadence Capital Appreciation Fund PIMCO Funds: Equity Advisors Series - Cadence Mid Cap Growth Fund
   PIMCO Funds: Equity Advisors Series - Cadence Micro Cap Growth Fund
   PIMCO Funds: Equity Advisors Series - Cadence Small Cap Growth Fund
   PIMCO Funds: Equity Advisors Series - Columbus Circle Investors Core Equity
     Fund
   PIMCO Funds: Equity Advisors Series - Columbus Circle Investors Mid Cap
     Equity Fund
   PIMCO Funds: Equity Advisors Series - Parametric Enhanced Equity Fund
   PIMCO Funds: Equity Advisors Series - Blairlogie Emerging Markets Fund PIMCO Funds: Equity Advisors Series - Blairlogie International Active Fund PIMCO Funds: Equity Advisors Series - Balanced Fund;

and to the references to us under the heading "Financial Statements" in the Statement of Additional Information for PIMCO Funds: Equity Advisors Series, which are a part of such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
February 23, 1996